                                                                                           August 3, 2016

Dominion Announces Second-Quarter Earnings

•	Second-quarter 2016 reported earnings of $0.73 per share
•	Second-quarter 2016 operating earnings of $0.71 per share compared to guidance of $0.65 to $0.75 per share

RICHMOND, Va. – Dominion Resources (NYSE: D) today announced unaudited reported earnings determined in accordance with Generally Accepted Accounting Principles (reported earnings) for the three months ended June 30, 2016, of $452 million ($0.73 per share) compared with earnings of $413 million ($0.70 per share) for the same period in 2015.

Operating earnings for the three months ended June 30, 2016, amounted to $441 million ($0.71 per share), compared to operating earnings of $429 million ($0.73 per share) for the same period in 2015.  Operating earnings are defined as reported earnings adjusted for certain items.

The principal difference between reported earnings and operating earnings for the quarter is related to our investments in nuclear decommissioning trust funds.

Dominion uses operating earnings as the primary performance measurement of its earnings guidance and results for public communications with analysts and investors.  Dominion also uses operating earnings internally for budgeting, for reporting to the Board of Directors, for the company's incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion management believes operating earnings provide a more meaningful representation of the company's fundamental earnings power.

Thomas F. Farrell II, chairman, president and chief executive officer, said:

"Our second-quarter operating earnings were in the upper half of our guidance range of $0.65 to $0.75 per share.

"Strong operational and safety performance continued in the second quarter.  In addition, several milestones were reached in our growth projects.   The 1,385-megawatt Brunswick County Power Station commenced commercial operations in April, ahead of schedule and under budget.  We also began construction on the 1,588-megawatt Greensville County combined cycle power station. We are looking forward to getting this state-of-the-art power station operating and providing energy to more than 400,000 customers.

"The Cove Point Liquefaction project is now 67 percent complete and continues on time and on budget for a late 2017 in-service date.  We continue to work toward the construction of the Atlantic Coast Pipeline and the related Supply Header project with an expected completion date of late 2018."

SECOND-QUARTER 2016 REPORTED AND OPERATING EARNINGS COMPARED TO 2015
Reported earnings increased 3 cents per share as compared to second-quarter 2015.  Business segment results and detailed descriptions of items included in 2016 and 2015 reported earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

Operating earnings decreased 2 cents per share as compared to second-quarter 2015 operating earnings.  The decrease in operating earnings was primarily attributable to milder weather, a planned refueling outage at Millstone, and share dilution.  Positive factors included revenues from our regulated growth projects, lower capacity expenses and a farmout transaction. Details of second-quarter 2016 operating earnings as compared to the same period in 2015 may be found on Schedule 4 of this release.

THIRD-QUARTER 2016 OPERATING EARNINGS GUIDANCE
Dominion expects third-quarter 2016 operating earnings in the range of $0.95-$1.10 per share, compared to third-quarter 2015 operating earnings of $1.03 per share.  Positive drivers include increased revenues from our growth projects and lower capacity expenses offset by the absence of a farmout transaction and share dilution.  Reconciliation of reported and operating earnings for the third quarter of 2015 can be found on Schedule 3 of this release.

The company is maintaining its previously issued 2016 operating earnings guidance of $3.60-$4.00 per share.

In providing its third-quarter and full-year operating earnings guidance, the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, acquisitions, divestitures or changes in accounting principles. At this time, Dominion management is not able to estimate the aggregate impact of these items on future period reported earnings.

CONFERENCE CALL TODAY
Dominion will host its second-quarter earnings conference call at 10 a.m. ET on Wednesday, Aug. 3, 2016.  Management will discuss second-quarter financial results and other matters of interest to the financial community.

Domestic callers should dial (877) 410-5657.   International callers should dial (334) 323-9872.  The passcode for the conference call is "Dominion."  Participants should dial in 10 to 15 minutes prior to the scheduled start time.  Members of the media also are invited to listen.

A live webcast of the conference call, including accompanying slides, and other financial information will be available on the investor information pages at www.dom.com/investors and www.dommidstream.com/investors.

A replay of the conference call will be available beginning about 1 p.m. ET Aug. 3 and lasting until 11 p.m. ET Aug. 10.  Domestic callers may access the recording by dialing (877) 919-4059.  International callers should dial (334) 323-0140.  The PIN for the replay is 79755313.  Additionally, a replay of the webcast will be available on the investor information pages by the end of the day Aug. 3.

Dominion is one of the nation's largest producers and transporters of energy, with a portfolio of approximately 25,700 megawatts of generation, 12,200 miles of natural gas transmission, gathering and storage pipeline, and 6,500 miles of electric transmission lines.  Dominion operates one of the nation's largest natural gas storage systems with 933 billion cubic feet of storage capacity and serves more than 5 million utility and retail energy customers in 14 states. For more information about Dominion, visit the company's website at www.dom.com/.

This release contains certain forward-looking statements, including forecasted operating earnings for third-quarter and full-year 2016 which is subject to various risks and uncertainties.  Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely, including fluctuations in energy-related commodity prices, estimates of future market conditions, additional competition in our industries, changes in the demand for Dominion's services, access to and costs of capital, fluctuations in the value of our pension assets and assets held in our decommissioning trusts, impacts of acquisitions, divestitures, transfers of assets to joint ventures or Dominion Midstream and retirements of assets based on asset portfolio reviews, the expected timing and likelihood of completion of the proposed acquisition of Questar, receipt and terms and conditions of required regulatory approvals, the receipt of regulatory approvals for, and timing of, other planned projects, acquisitions and divestitures, the timing and execution of Dominion Midstream's growth strategy, and the ability to complete planned construction or expansion projects at all or within the terms and timeframes initially anticipated.  Other factors include, but are not limited to, weather conditions and other events, including the effects of hurricanes, earthquakes, high winds, major storms and changes in water temperatures on operations, the risk associated with the operation of nuclear facilities, unplanned outages at facilities in which Dominion has an ownership interest, the impact of operational hazards and catastrophic events, state and federal legislative and regulatory developments, including changes in federal and state tax laws and changes to environmental and other laws and regulations, including those related to climate change, greenhouse gases and other emissions to which we are subject, changes in enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities, political and economic conditions, industrial, commercial and residential growth or decline in Dominion's service area, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates collected by Dominion, changes to rating agency requirements and ratings, changing financial accounting standards, fluctuations in interest rates, employee workforce factors, including collective bargaining, counter-party credit and performance risks, adverse outcomes in litigation matters or regulatory proceedings, the risk of hostile cyber intrusions and other uncertainties.  Other risk factors are detailed from time to time in Dominion's quarterly reports on Form 10-Q or most recent annual report on Form 10-K filed with the Securities and Exchange Commission.

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CONTACTS:     Media: Ryan Frazier, (804) 819-2521 or C.Ryan.Frazier@dom.com
                            Financial analysts: Kristy Babcock, (804) 819-2492 or Kristy.R.Babcock@dom.com

DOMINION RESOURCES, INC.
CONSOLIDATED STATEMENTS OF INCOME*
Unaudited (GAAP Based)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Operating Revenue	$ 2,598	$ 2,747	$ 5,519	$ 6,156
Operating Expenses
Electric fuel and other energy-related purchases	551	591	1,185	1,544
Purchased electric capacity	45	90	113	184
Purchased gas	56	111	175	361
Other operations and maintenance	665	709	1,368	1,311
Depreciation, depletion and amortization	361	339	712	682
Other taxes	139	134	303	299
Total operating expenses	1,817	1,974	3,856	4,381
Income from operations	781	773	1,663	1,775
Other income	72	56	126	116
Interest and related charges	239	221	465	444
Income from operations including noncontrolling interests before income tax expense	614	608	1,324	1,447
Income tax expense	152	190	331	489
Net Income Including Noncontrolling Interests	462	418	993	958
Noncontrolling Interests	10	5	17	9
Net Income Attributable to Dominion	$ 452	$ 413	$ 976	$ 949
Earnings Per Common Share – Basic
Net Income Attributable to Dominion	$ 0.73	$ 0.70	$ 1.61	$ 1.61
Earnings Per Common Share – Diluted
Net Income Attributable to Dominion	$ 0.73	$ 0.70	$ 1.61	$ 1.60
Dividends declared per common share	$ 0.7000	$ 0.6475	$ 1.4000	$ 1.2950

*The notes contained in Dominion's most recent quarterly report on Form 10-Q or annual report on Form 10-K are an integral part of the Consolidated Financial Statements.

Schedule 1 - Segment Earnings

Preliminary, Unaudited
(millions, except earnings per share)	Three months ended June 30,
	2016	2015	Change

REPORTED EARNINGS [1]	$ 452	$ 413	$ 39

Pre-tax loss (income) [2]	(12)	27	(39)
Income tax [2]	1	(11)	12
Adjustments to reported earnings	(11)	16	(27)

OPERATING EARNINGS	$ 441	$ 429	$ 12
By segment:
Dominion Virginia Power	104	117	(13)
Dominion Energy [3]	162	129	33
Dominion Generation [3]	171	250	(79)
Corporate and Other	4	(67)	71
	$ 441	$ 429	$ 12

Earnings Per Share (EPS):
REPORTED EARNINGS [1]	$ 0.73	$ 0.70	$ 0.03
Adjustments to reported earnings (after tax)	(0.02)	0.03	(0.05)
OPERATING EARNINGS	$ 0.71	$ 0.73	$ (0.02)
By segment:
Dominion Virginia Power	0.17	0.20	(0.03)
Dominion Energy [3]	0.26	0.22	0.04
Dominion Generation [3]	0.28	0.42	(0.14)
Corporate and Other	-	(0.11)	0.11
	$ 0.71	$ 0.73	$ (0.02)
Common Shares Outstanding (average, diluted)	617.0	592.5

(millions, except earnings per share)	Six months ended June 30,
	2016	2015	Change

REPORTED EARNINGS [1]	$ 976	$ 949	$ 27

Pre-tax loss (income) [2]	55	103	(48)
Income tax [2]	(18)	(39)	21
Adjustments to reported earnings	37	64	(27)

OPERATING EARNINGS	$ 1,013	$ 1,013	$ -
By segment:
Dominion Virginia Power	224	257	(33)
Dominion Energy [3]	348	356	(8)
Dominion Generation [3]	416	512	(96)
Corporate and Other	25	(112)	137
	$ 1,013	$ 1,013	$ -

Earnings Per Share (EPS):
REPORTED EARNINGS [1]	$ 1.61	$ 1.60	$ 0.01
Adjustments to reported earnings (after tax)	0.06	0.11	(0.05)
OPERATING EARNINGS	$ 1.67	$ 1.71	$ (0.04)
By segment:
Dominion Virginia Power	0.37	0.43	(0.06)
Dominion Energy [3]	0.57	0.60	(0.03)
Dominion Generation [3]	0.69	0.87	(0.18)
Corporate and Other	0.04	(0.19)	0.23
	$ 1.67	$ 1.71	$ (0.04)
Common Shares Outstanding (average, diluted)	607.6	591.2

1)	Determined in accordance with Generally Accepted Accounting Principles (GAAP).
2)	Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings.
Refer to Schedules 2 and 3 for details, or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion's website at www.dom.com/investors.
3)	2015 amounts have been recast to reflect non-regulated retail energy marketing operations in the Dominion Energy segment.

Schedule 2 - Reconciliation of 2016 Reported Earnings to Operating Earnings

2016 Earnings (Six months ended June 30, 2016)

The $55 million pre-tax net effect of the adjustments included in 2016 reported earnings, but excluded from operating earnings, is primarily related to the following items:

•	$65 million charge associated with an organizational design initiative, and primarily comprised of employee severance benefits.
•	$13 million net gain related to our investments in nuclear decommissioning trust funds.

(millions, except per share amounts)	1Q16	2Q16	3Q16	4Q16	YTD 2016	[2]
Reported earnings	$524	$452			$976
Adjustments to reported earnings [1]:
Pre-tax loss (income)	67	(12)			55
Income tax	(19)	1			(18)
	48	(11)			37
Operating earnings	$572	$441			$1,013
Common shares outstanding (average, diluted)	598.2	617.0			607.6
Reported earnings per share	$0.88	$0.73			$1.61
Adjustments to reported earnings (after-tax)	0.08	(0.02)			0.06
Operating earnings per share	$0.96	$0.71			$1.67

1) Adjustments to reported earnings are reflected in the following table:
	1Q16	2Q16	3Q16	4Q16	YTD 2016
Pre-tax loss (income):
Organizational design initiative	70	(5)			65
Net gain in nuclear decommissioning trust funds	(2)	(11)			(13)
Other items	(1)	4			3
	$67	($12)			$55
Income tax:
Tax impact of above adjustments to reported earnings	($19)	$1			($18)

2) YTD EPS may not equal sum of quarters due to share count differences

Schedule 3 - Reconciliation of 2015 Reported Earnings to Operating Earnings

2015 Earnings (Twelve months ended December 31, 2015)

The $220 million pre-tax net effect of the adjustments included in 2015 reported earnings, but excluded from operating earnings, is primarily related to the following items:

~~•~~	$85 million charge associated with Virginia legislation enacted in February that required the write-off of Virginia Power prior-period deferred fuel costs during the first quarter of 2015.
•
$99 million charge associated with the asset retirement obligations for ash ponds and landfills at certain utility generation facilities in connection with the enactment of EPA coal combustion residuals rules in the second quarter of 2015.

•	$28 million net charge in connection with the Virginia Commission's final ruling associated with its biennial review of Virginia Power's base rates for 2013-2014 test years.

(millions, except per share amounts)	1Q15	2Q15	3Q15	4Q15	YTD 2015	[2]
Reported earnings	$536	$413	$593	$357	$1,899
Adjustments to reported earnings [1]:
Pre-tax loss (income)	76	27	19	98	220
Income tax	(28)	(11)	(1)	(39)	(79)
	48	16	18	59	141
Operating earnings	$584	$429	$611	$416	$2,040
Common shares outstanding (average, diluted)	589.9	592.5	595.5	596.7	593.7
Reported earnings per share	$0.91	$0.70	$1.00	$0.60	$3.20
Adjustments to reported earnings (after-tax)	0.08	0.03	0.03	0.10	0.24
Operating earnings per share	$0.99	$0.73	$1.03	$0.70	$3.44

1) Adjustments to reported earnings are reflected in the following table:
	1Q15	2Q15	3Q15	4Q15	YTD 2015
Pre-tax loss (income):
Write-off of deferred fuel costs	85				85
Future ash pond and landfill closure costs		45		54	99
Impact of Virginia Power biennial review				28	28
Other items	(9)	(18)	19	16	8
	$76	$27	$19	$98	$220

Income tax:
Tax impact of above adjustments to reported earnings	(28)	(11)	(7)	(39)	(85)
Deferred taxes refundable to utility customers			6		6
	($28)	($11)	($1)	($39)	($79)

2) YTD EPS may not equal sum of quarters due to share count differences

Schedule 4 - Change in Contribution to Reported and Operating Earnings

Preliminary, unaudited		Three Months Ended
(millions, except EPS)		June 30, 2016 vs. 2015 Increase / (Decrease)
		Amount	EPS

Change in reported earnings (GAAP)		$39	$0.03

Change in Pre-tax loss (income) [1]		(39)
Change in Income tax [1]		12
Adjustments to reported earnings		(27)	(0.05)

Change in consolidated operating earnings		$12	($0.02)

Reconciling Items
Dominion Virginia Power
Regulated electric sales:
Weather		($11)	($0.02)
Other		-	-
FERC transmission equity return		10	0.02
Storm damage and service restoration		(10)	(0.02)
Other		(2)	-
Share dilution		-	(0.01)
Change in contribution to reported and operating earnings		($13)	($0.03)

Dominion Energy
Gas Distribution margin		$2	-
Farmout transaction		21	0.04
Retail energy marketing operations		6	0.01
Other		4	-
Share dilution		-	(0.01)
Change in contribution to reported and operating earnings		$33	$0.04

Dominion Generation
Regulated electric sales:
Weather		($23)	($0.04)
Other		5	0.01
Renewable energy investment tax credits		(30)	(0.05)
Merchant generation margin		(20)	(0.03)
Rate adjustment clause equity return		10	0.02
Capacity related expenses		26	0.04
Outage costs		(24)	(0.04)
Other		(23)	(0.04)
Share dilution		-	(0.01)
Change in contribution to reported and operating earnings		($79)	($0.14)

Corporate and Other
Renewable energy investment tax credits		$47	$0.07
Other		24	0.04
Change in contribution to operating earnings		$71	$0.11

Change in consolidated operating earnings		$12	($0.02)
Change in adjustments included in reported earnings[1]		27	0.05
Change in consolidated reported earnings		$39	$0.03

1)	Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings.
Refer to Schedules 2 and 3 for details, or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion's website at www.dom.com/investors.
Note: Figures may not add due to rounding.